ANUHCO, INC.

                          1997 AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION


      ANUHCO INC., a Corporation organized and existing under and by virtue of The General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      1. The name under which the Corporation was originally incorporated was All-American Transport, Inc., and the date of filing its original Certificate of Incorporation was April 6, 1976. The name of the Corporation was American Freight System, Inc. from April 6, 1977 to April 27, 1978; A C T Companies Inc. from April 27, 1978 to February 10, 1981; American Carriers, Inc. from February 10, 1981 to July 11, 1991; and Anuhco, Inc. from July 11, 1991 to June 30, 1997.

      2. This Amended and Restated Certificate of Incorporation restates, integrates and further amends the prior Restated Certificate of Incorporation by amending Article FOURTH to provide for a 1-for-100 reverse stock split followed by a 100-for-1 forward stock split and by amending Article FIRST to change the name of the corporation to TRANSFINANCIAL HOLDINGS, INC.

      3. This amendment to and restatement of the Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation law of the State of Delaware.

      4. Pursuant to Section 103(d) of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation shall become effective at 6:00 p.m. Eastern time on July 1, 1997.

      5. The text of the Certificate of Incorporation, as restated, reads as hereinbelow set forth in full:

      FIRST.  The name of the Corporation is TRANSFINANCIAL HOLDINGS, INC.

      SECOND. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOURTH. The total number of shares of capital stock of all classifications which the Corporation shall have the authority to issue is fourteen million (14,000,000) shares, of which (a) one million (1,000,000) shares shall be Preferred Stock of one cent ($0.01) par value per share; and (b) thirteen million (13,000,000) shares shall be Common Stock of one cent ($0.01) par value per share.

      Any shares of capital stock issued shall have voting power and, if more than one class of capital stock is issued, an appropriate distribution of such power among such classes shall be made; including, in the case of capital stock having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends.

      The designations, powers, preferences and rights and the qualifications, limitations or restrictions of the Preferred Stock and Common Stock are as follows:


                                    PART I
                               PREFERRED STOCK

      The Preferred Stock may be issued from time to time in one or more series and with such designation for each such series as shall be stated and expressed in the resolution or resolutions providing for the issue of each such series adopted by the Board of Directors. The Board of Directors in any such resolution or resolutions is expressly authorized to state and express for each such series:

      A.    The voting powers of the holders of stock of such series;

      B. The rate per annum and the times at and conditions upon which the holders of stock of such series shall be entitled to receive dividends, and whether such dividends shall be cumulative or noncumulative and if cumulative terms upon which such dividends shall be cumulative;

      C. The price or prices and the time or times at and the number in which the stock of such series shall be redeemable;

      D. The rights to which the holders of the shares of such series shall be entitled upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation;

      E. The terms, if any, upon which shares of stock of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion of exchange and the terms of adjustment, if any; and

      F. Any other designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof so far as they are not inconsistent with the provisions of the Certificate of Incorporation, as amended, and to the full extent now or hereafter permitted by the laws of Delaware.

      G. The Preferred Stock, with respect to both dividends and distribution of assets on liquidation, dissolution or winding-up, shall rank prior to the Common Stock.

      All shares of the Preferred Stock of any one series shall be identical to each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon, if cumulative, shall be cumulative. Each share of Preferred Stock shall rank on a parity with each other share of Preferred Stock irrespective of series, with respect to preferential dividends at the respective rates fixed for such series; and no dividend shall be declared and paid or set apart for payment on the Preferred Stock of any series unless at the same time a dividend in like proportion to the dividends accrued upon the Preferred Stock of each other series shall be declared and paid or set apart for payment, as the case may be, on Preferred Stock of each other series then outstanding. Unless dividends at the rate prescribed for each series shall be declared and paid or set apart for payment in full on all outstanding shares of Preferred Stock for all previous quarterly dividend periods and for the current quarterly dividend period, no dividends shall be declared or paid upon, and no assets shall be distributed to or set apart for, shares of junior stock. No shares of Preferred Stock shall be purchased or redeemed by the Corporation unless all dividends on the Preferred Stock for all past quarterly dividend periods shall have been declared and paid or a sum sufficient for the payment thereof set apart and the full dividend thereon for the current dividend period shall have been, or currently shall be, paid or declared. Accrued and unpaid dividends on the Preferred Stock shall not bear interest. The term "accrued and unpaid dividends", as used herein with respect to the Preferred Stock, shall mean dividends on all outstanding Preferred Stock at the rates fixed for the respective series thereof, from the respective dates from which such dividends shall accrue to the date as of which accrued and unpaid dividends are being determined, less the aggregate of dividends theretofore declared and paid or set apart for payment upon such outstanding Preferred Stock.

                                   PART II
                                 COMMON STOCK

      A. Subject to the prior and superior rights of the Preferred Stock, as set forth in the foregoing Part I, or in any directors' resolutions providing for the issue of a series of the Preferred Stock, such dividends (payable in cash, stock or otherwise), as may be determined by the Board of Directors, may be declared and paid on Common Stock from time to time to the holders of the Common Stock.

      B. In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, all assets remaining after the payment to the holders of the Preferred Stock at the time outstanding of the full amounts to which they shall be entitled shall be divided and distributed among the holders of the Common Stock according to their respective shares.

      C. Each holder of the Common Stock shall have one vote for all purposes in respect to each share of such stock held. Subject to the voting rights of the Preferred Stock that may be provided for pursuant to this Article Fourth, the holders of Common Stock shall possess the sole voting power of this Corporation.


                             Reverse Stock Split
                           and Forward Stock Split


     At 6:00 p.m. (Eastern time) on the effective date of the amendment adding these paragraphs to Article FOURTH ("Effective Date"), each share of the Corporation's Common Stock held of record as of 6:00 p.m. (Eastern time) on the Effective Date shall be and hereby is automatically reclassified and converted, without further action, into one-one hundredth (1/100) of one share of the Corporation's Common Stock. No fractions of shares shall be issued to any Odd-Lot Holder (as defined below), and from and after 6:00 p.m. on the Effective Date, each Odd-Lot Holder shall have no further interest as a stockholder in respect of such fractions of shares, and in lieu of receiving such fractions of shares shall be entitled to receive, upon surrender of the certificate or certificates representing shares of Common Stock held of record by such Odd-Lot Holder, the cash value of such fractions of shares based upon the average closing price per share of the Corporation's Common Stock on the American Stock Exchange for the 10 trading days immediately preceding the Effective Date, without interest. An "Odd-Lot Holder" is defined as a holder of record of fewer than 100 shares of Common Stock as of 6:00 p.m. (Eastern time) on the Effective Date, who would be entitled to less than one whole share of Common Stock in respect of such shares as a result of such reclassification and conversion.

          At 7:00 p.m. (Eastern time) on the Effective Date, each share of the Corporation's Common Stock and any fraction thereof held by a holder of record of one or more shares of Common Stock as of 7:00 p.m. (Eastern time) on the Effective Date shall be and hereby is automatically reclassified and converted, without further action, into the Corporation's Common Stock, on the basis of one hundred (100) new shares of Common Stock for each whole share of Common Stock.

      FIFTH. Other than as the Board of Directors in its discretion may otherwise determine, no holder of stock of the Corporation of any class heretofore authorized or which may hereafter be authorized or of any series of any such class, shall, as such holder and because of his ownership of stock, have any preemptive or other right to purchase or subscribe for any shares of stock of the Corporation of any such class or of any series of any such class, or any obligations or instruments which the Corporation has heretofore issued or sold or may hereafter issue or sell that are or shall be convertible into or exchangeable for or entitle the holders thereof to subscribe for or purchase any shares of stock of the Corporation of any such class or of any series of any such class. Any part of the stock of the Corporation and any part of the notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase stock of the Corporation which may hereafter be authorized may at any time be issued, optioned for sale, and sold or disposed of pursuant to resolutions of the Board of Directors to such persons and upon such terms and conditions as may to the Board of Directors seem proper and advisable without first offering said stock or such other securities or any part thereof to existing stockholders.

      SIXTH. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

      SEVENTH. Elections of Directors need not be by written ballot, except and to the extent provided in the Bylaws of the Corporation.

      EIGHTH. 1. In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as expressly provided in Section 2 of this Article EIGHTH, the affirmative vote of the holders of three-fourths (3/4) or more of the outstanding shares of Voting Stock (as hereinafter defined) held by stockholders other than the Interested Stockholder (as hereinafter defined) involved in the Business Combination (as hereinafter defined) shall be required for the approval or authorization of any Business Combination involving such Interested Stockholder.


      2. The provisions of Section 1 of this Article EIGHTH shall not be applicable if:

          A. The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined); or

          B. The Business Combination is a merger or consolidation and the cash or Fair Market Value (as hereinafter defined) as of the date of the Business Combination of the property, securities or other consideration to be received per share by the stockholders of each class of stock of the Corporation in the Business Combination, if applicable, is not less than the highest per share price paid by the Interested Stockholder, with appropriate adjustments for stock splits, stock dividends and like distributions, in the acquisition by the Interested Stockholder of any of its holdings of each class of the Corporation's capital stock.

     3.   For purposes of this Article EIGHTH:

          A.   The term "Business Combination" shall mean:

               (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an "Affiliate" (as defined on January 6, 1984 in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") of an Interested Stockholder;

               (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary that have an aggregate Fair Market Value of $1,000,000 or more;

               (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more;

               (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

               (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder.

          B. The term "Continuing Director" shall mean any member of the Board of Directors of the Corporation who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, any successor of a Continuing Director if the successor is unaffiliated with the Interested Stockholder and is recommended or elected to succeed a Continuing Director by a majority of Continuing Directors.

          C.   The term "Fair Market Value" shall mean:

               (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or if such stock is not listed on any such exchange, the highest closing sale price with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of Continuing Directors; and

               (ii) in the case of property or securities other than cash or stock, the fair market value of such property or securities on the date in question as determined in good faith by a majority of Continuing Directors.

          D. The term "Interested Stockholder" shall mean and include any individual, corporation, partnership or other person or entity (other than the Corporation or any Subsidiary) which, together with its Affiliates and "Associates" (as defined on January 6, 1984 in Rule 12b-2 under the Exchange Act), "Beneficially Owns" (as defined on January 6, 1984 in Rule 13d-3 under the Exchange Act) in the aggregate five percent (5%) or more of the outstanding shares of Voting Stock, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity.

          E. The term "Voting Stock" shall mean all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

          F. The term "Subsidiary" shall mean any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph D of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

          G. Without limitation, any share of Voting Stock that any Interested Stockholder has the right to acquire at any time (notwithstanding the fact that Rule 13d-3 under the Exchange Act deems such shares to be Beneficially Owned only if such right may be exercised within 60 days) pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed to be "Beneficially Owned" by the Interested Stockholder and to be outstanding for purposes of Paragraph D of this Section 3.

          H. In the event of any Business Combination in which the Corporation survives, the term "other consideration to be received" as used in Paragraph B of Section 3 of this Article EIGHTH shall include without limitation any shares of capital stock of the Corporation retained by the holders of such shares.

          I. An Interested Stockholder shall be deemed to have acquired a share of Voting Stock at the time when such Interested Stockholder became the Beneficial Owner thereof. With respect to the shares owned by Affiliates, Associates or other persons whose ownership is attributed to an Interested Stockholder under the definition of Interested Stockholder contained in Paragraph D of this Section 3, if the price paid by such Interested Stockholder for such shares is not determined by a majority of the Continuing Directors, the price so paid shall be deemed to be the higher of:

               (i) the price paid upon the acquisition thereof by the Affiliate, Associate or other person, or

               (ii) the Fair Market Value of the shares in question at the time when the Interested Stockholder became the Beneficial Owner thereof.

          J. A majority of the Continuing Directors shall have the exclusive right to determine for purposes of this Article EIGHTH, on the basis of information known to them after reasonable inquiry, whether:

               (i)  a person is an Interested Stockholder;

               (ii) the number of shares of Voting Stock Beneficially Owned by any person;

               (iii) whether a person is an Affiliate or Associate of another;
               and

               (iv) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more.

     4. The provisions of this Article EIGHTH of the Certificate of Incorporation may be amended, altered or repealed upon the affirmative vote of a majority of the outstanding shares of the Corporation entitled to vote upon such amendment; provided, however, that if there is an Interested Stockholder, such action must also be approved by the affirmative vote of the holders of three-fourths (3/4) or more of the outstanding shares of Voting Stock held by stockholders other than the Interested Stockholder.

     NINTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such Director as a Director. Notwithstanding the foregoing sentence, a Director shall be liable to the extent provided by applicable law:

               (i) for breach of the Director's duty of loyalty to the Corporation or its Stockholders;

               (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

               (iii) pursuant to Section 174 of the Delaware General Corporation Law; or

               (iv) for any transaction from which the Director derived an improper personal benefit.

     No amendment to or repeal of this Article NINTH shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

     IN WITNESS WHEREOF, said ANUHCO, INC., has caused this Certificate to be signed by Timothy P. O'Neil, its President, and attested by Mark A. Foltz, its Secretary, this 26th day of June, 1997.


                              ANUHCO, INC.


                              /s/ Timothy P. O'Neil

                              Timothy P. O'Neil, President


ATTEST:

/s/ Mark A. Foltz

Mark A. Foltz,
Corporate Secretary





                                ACKNOWLEDGMENT



STATE OF KANSAS   )
                  )  ss.
COUNTY OF JOHNSON )


     I, DIANA L. BARBARICK, the undersigned Notary Public within and for the above County and State, do hereby certify that on this 26th day of June, 1997, personally appeared before me Timothy P. O'Neil, who, being by me first duly sworn, declared that he is the President of Anuhco, Inc., a Delaware Corporation, and that he signed the foregoing document in his official capacity on behalf of the Corporation, as the free act and deed of the Corporation, and that the statements contained therein are true.





                              /s/ Diana L. Barbarick

                              Notary Public


My Commission Expires:
05/24/98